Exhibit 10.4

THIS NOTE AND THE SHARES OF COMMON STOCK THAT MAY BE ISSUED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

APPLIED NANOTECH HOLDINGS, INC.

Promissory Note

$75,000	March 10, 2014

For value received APPLIED NANOTECH HOLDINGS INC., a Texas corporation (the “Company”), hereby unconditionally promises to pay to the order of Douglas P. Baker (the “Lender”), the principal sum of Seventy Five Thousand Dollars ($75,000) (the “Loan”). The principal amount due under this Note shall bear interest at the minimum rate of interest applicable under the Internal Revenue Code. All Principal and Interest shall be due on the earlier of (1) the closing of the Company’s merger with Nanofilm under the Agreement and Plan of Merger dated the date of this Promissory Note, or (2) December 31, 2014. All payments in respect of this Note shall be made either in lawful money of the United States of America, or common stock of the Company as set forth below.

The Company has the right, at its option, to satisfy all obligations under this Promissory Note by delivery to Lender 1,500,000 shares of the Company’s common stock (or, if delivered after the merger of the Company with and into PEN Inc., shares of Class A Common Stock of PEN Inc).

The Company’s obligations under this Promissory Note are absolute and unconditional and shall not be subject to any defense, setoff or counterclaim that may at any time be available to or be asserted by the Company. The Company hereby waives, and agrees not to assert, any right to offset or interpose as a defense or counterclaim any claim against the Lender against its obligations under this Note.

The Company shall pay all reasonable out-of-pocket expenses incurred by the Lender, including fees and disbursements of counsel for the Lender, in connection with the enforcement of this Note.

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This Note shall be governed by and construed in accordance with the laws of the State of Texas.

With respect to any suit, action shall lie in the venue of Austin, Texas.

Lender may not transfer or assign any of Lender’s rights under this Promissory Note. This Promissory Note and its terms are binding on the Company, Lender and their successors, heirs and legal representatives.

IN WITNESS WHEREOF, this Promissory Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of the Company.

APPLIED NANOTECH HOLDINGS, INC.

By: /s/ Robert Ronstadt, Chairman
Robert Ronstadt, Chairman

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